Exhibit 10.2

EXECUTION COPY

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Agreement”) dated as of this 30th day of November, 2007 is made by Harry and David, an Oregon corporation (the “New Borrower”), pursuant to the Credit Agreement dated as of March 20, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Harry and David Operations Corp., a Delaware corporation (the “Old Borrower”), Harry & David Holdings, Inc., a Delaware corporation, the other Guarantors party thereto, the Lenders party thereto, UBS Securities LLC, as Arranger, UBS Loan Finance LLC, as a Lender and Swingline Lender, UBS AG, Stamford Branch, as Issuing Bank, Administrative Collateral Agent and Administrative Agent, and GMAC Commercial Finance LLC, as Collateral Agent. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement the Lenders have (i) made and committed to make Revolving Loans and Swingline Loans to the Old Borrower and (ii) provided credit support for the issuance of Letters of Credit for the account of the Old Borrower;

WHEREAS, as of the date of this Agreement, the aggregate outstanding principal balance of the Revolving Loans is $40,000,000.00, the aggregate outstanding principal balance of the Swingline Loans is $0.00 and the outstanding Letter of Credit obligations are $1,200,000.00;

WHEREAS, the Old Borrower has adopted a plan of corporate reorganization (the “Reorganization”), whereby:

1. Bear Creek Stores, Inc., will merge with and into the New Borrower with the New Borrower as the surviving corporation;

2. Bear Creek Direct Marketing, Inc. will merge with and into the New Borrower with the New Borrower as the surviving corporation; and

3. the Old Borrower will merge with and into the New Borrower with the New Borrower as the surviving corporation.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Borrower, the New Borrower hereby agrees with the Lenders as hereinafter set forth:

1. Assumption of Obligations. The New Borrower hereby assumes, as its direct and primary obligation, payment of all of the Obligations of the Old Borrower owing to the Lenders and the Agents on the date hereof, and agrees to make all payments required under the Credit Agreement and/or any of the other Loan Documents to discharge such Obligations as they become due or are declared due. The New Borrower also elects to be the “Borrower” for purposes of the Credit Agreement and each of the other Loan Documents, effective from the date hereof, and agrees to assume, perform and discharge all of the Obligations of the Borrower under the Credit Agreement, to perform and observe all of the covenants and conditions of the Credit Agreement and each of the other Loan Documents to be performed or observed by the Borrower thereunder, and to be bound in all respects by the terms of the Credit Agreement and each of the other Loan Documents, as if the New Borrower were originally signatory thereto as the Borrower.

2. Acknowledgment of Liens. The New Borrower hereby acknowledges and agrees that all property, whether real or personal, tangible or intangible, which the New Borrower receives or acquires an interest in as a result of the Reorganization shall be received or acquired subject to any and all Liens granted to the Collateral Agent for the benefit of the Lenders.

3. Reaffirmation, Grant of Security Interest. The New Borrower hereby ratifies and affirms its obligations under each of the Loan Documents executed by the New Borrower and its grant of liens on or security interests in its property, whether real or personal, tangible or intangible, pursuant to such Loan Documents, and acknowledges and agrees that each such Loan Document shall remain in full force and effect in accordance with its terms after the Reorganization. Further, the New Borrower hereby pledges and grants to the Collateral Agent, for its benefit and for the benefit of the Secured Parties, a lien on and security interest in all of the Pledged Collateral of the New Borrower as collateral security for the payment and performance in full of all of the Secured Obligations and Intercompany Obligations, including any such Secured Obligations and Intercompany Obligations of New Borrower as the “Borrower”.

4. Representations and Warranties. The New Borrower hereby represents and warrants to each Lender and the Agents as of the date hereof that:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; it is duly qualified and in good standing (to the extent such concept is applicable to the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where failure to so qualify or be in good standing (other than in the jurisdiction of its incorporation), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and it has the corporate power and authority to own its property and assets and to conduct its business substantially as such business is proposed to be conducted following the Reorganization, and to execute, deliver and perform its obligations under this Agreement (and, thereby, to perform its obligations under the Credit Agreement), each other Loan Document to which it is a party or which it assumes pursuant hereto or by which it is bound.

(b) It has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and each other Loan Document to which it is a party or which it assumes pursuant hereto or by which it is bound. This Agreement and each other Loan Document to which it is a party or which it assumes pursuant hereto or by which it is bound have been duly executed and delivered and constitute the legal, valid and binding obligations of the New Borrower in accordance with their terms, except as enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity which may limit the availability of remedies.

(c) The execution, delivery and performance by the New Borrower of this Agreement and each Loan Document to which it is a party or which it assumes pursuant hereto or by which it is bound does not and will not violate any Requirements of Law (including, without limitation, the Securities Act of 1933 or the Securities Exchange Act of 1934 or Regulation T, U or X of the Board of Governors of the Federal Reserve System) or any contractual obligation of the New Borrower or any of its Subsidiaries and, except as contemplated by the Security Documents, do not and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirements of Law or any such contractual obligation of the New Borrower, and the New Borrower is not in violation of or in default under any such Requirements of Law or contractual obligation the consequences of which default or violation, singly or in the aggregate, would be likely to have a material adverse effect on the business, operations, property or financial or other condition of the New Borrower.

(d) Except as set forth on Schedule I hereto, no consent of any Person is required under any contractual obligation of the New Borrower (including contractual obligations assumed by the New Borrower pursuant to this Agreement), and no consent or authorization of, or filing with, any Governmental Authority or any securities exchange is required of the New Borrower or of any other Person in connection with the execution, delivery or performance by the New Borrower of this Agreement, each Loan Document to which it is a party or which it assumes pursuant hereto or by which it is bound, or the assignment of, and the grant of a Lien in, the Collateral by the New Borrower in the manner and for the purpose contemplated by the Security Documents. All consents, authorizations and other approvals and filings set forth on Schedule I have been obtained or made and are in full force and effect.

(e) Appropriate financing statements have been filed in the necessary jurisdictions with respect to Collateral in which the New Borrower has or will have rights upon the Reorganization and as to which financing statements are required to be filed, appropriate steps have been taken with respect to other Collateral in which the New Borrower has or will have rights upon the Reorganization as requested by the Collateral Agent, and the Lien created by the Security Agreement on such Collateral is, or upon the Reorganization will be, a valid, continuing and perfected Lien, subject only to Permitted Liens.

5. Address for Notices. The address to which notices to the New Borrower under the Credit Agreement should be directed is:

Harry and David

2518 South Pacific Highway

Medford, Oregon, 97501

Attention: Chief Financial officer

Telecopy No.: (541) 864-2784

with a copy to:

Wasserstein & Co., LP

1301 Avenue of the Americas

New York, NY 10019

Attention: George L. Majoros, Jr.

Telecopy No.: (212) 702-5635

6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

HARRY AND DAVID

By:	/S/ STEPHEN V. O’CONNELL

Name:	Stephen V. O’Connell
Title:	CFO & CAO

Receipt of the foregoing Assumption Agreement is hereby acknowledged on and as of the date set forth above.

UBS AG, STAMFORD BRANCH,
as Administrative Agent

By:	/S/ DAVID B. JULIE

Name:	David B. Julie
Title:	Associate Director

By:	/S/ RICHARD L. TAVROW

Name:	Richard L. Tavrow
Title:	Director

GMAC COMMERCIAL FINANCE, LLC,
as Collateral Agent

By:	/S/ JOSEPH SKAFEROWSKY

Name:	Joseph Skaferowsky
Title:	Director

[Signature Page to the Assumption Agreement]

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned (i) hereby acknowledges and consents to each of the terms of the attached Assumption Agreement, and (ii) acknowledges, ratifies and confirms all of its obligations and undertakings under the Credit Agreement and related Loan Documents and agrees that all of its obligations and undertakings thereunder shall remain in full force and effect in accordance with the terms thereof after giving effect to the attached Assumption Agreement.

BEAR CREEK ORCHARDS, INC.

By:	/S/ STEPHEN V. O’CONNELL

Name:	Stephen V. O’Connell
Title:	CFO & CAO

BEAR CREEK OPERATIONS, INC.

By:	/S/ STEPHEN V. O’CONNELL

Name:	Stephen V. O’Connell
Title:	CFO & CAO

HARRY & DAVID HOLDINGS, INC.

By:	/S/ STEPHEN V. O’CONNELL

Name:	Stephen V. O’Connell
Title:	CFO & CAO

[Signature Page to the Assumption Agreement]